                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
             ______________________________________________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
            _______________________________________________________


                           VIISAGE TECHNOLOGY, INC.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

       Delaware                                   04-3320515
--------------------------------------------------------------------------------
(State of Incorporation)                (I.R.S. Employer Identification No.)

       30 Porter Road             Littleton, MA               01460
--------------------------------------------------------------------------------
         (Address of Principal Executive Offices, including zip code)


               VIISAGE TECHNOLOGIES, INC. 2001 STOCK IN LIEU OF
               ------------------------------------------------
                            CASH COMPENSATION PLAN
                            ----------------------
                           (Full Title of the Plan)

                              Thomas J. Colatosti
                     President and Chief Executive Officer
                           Viisage Technology, Inc.
                                30 Porter Road
                              Littleton, MA 01460
--------------------------------------------------------------------------------
                    (Name and address of agent for service)

                                (978) 952-2200
--------------------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                                    -------
                            Charles J. Johnson, Esq.
                   Hill & Barlow, a Professional Corporation
                            One International Place
                          Boston, Massachusetts 02110
                                 (617) 428-3061

                        CALCULATION OF REGISTRATION FEE
                        -------------------------------

    Title of          Amount to be       Proposed Maximum   Proposed Maximum       Amount of
 Securities to         Registered         Offering Price        Aggregate       Registration Fee
 be Registered                             Per Share(1)     Offering Price(1)
-------------------------------------------------------------------------------------------------
Common Stock
($.001 par              800,000(2)           $2.19(3)          $1,752,000                $438
 value)
-------------------------------------------------------------------------------------------------

(1)  Estimated solely for the purpose of computing the registration fee.

(2) If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this registration statement changes, the provisions of Rule 416 shall apply to this registration statement and this registration statement shall be deemed to cover the additional securities resulting from the split of, or the dividend on, the securities covered by this registration statement.

(3) This amount was calculated, pursuant to Rule 457, using the average of the high and low prices of the registrant's Common Stock as reported in the consolidated reporting system of the NASDAQ National Market System on July 12, 2001.


                                EXPLANATORY NOTE

     Viisage Technology, Inc. (the "Company") has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933 to register shares of common stock issued or issuable pursuant to the Company's 2001 Stock in Lieu of Cash Compensation Plan.

     This registration statement on Form S-8 also includes a reoffer prospectus prepared in accordance with Instruction C of Form S-8, in accordance with the requirements of Part I of Form S-3. The reoffer prospectus is to be used in connection with reofferings and resales of up to an aggregate of 282,306 shares of common stock that are considered "control securities" and/or "restricted securities" and that have been issued prior to the filing of this registration statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I will be sent or given to employees or directors as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to
Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                               REOFFER PROSPECTUS

                            VIISAGE TECHNOLOGY, INC.

                         282,306 SHARES OF COMMON STOCK

     This reoffer prospectus relates to 282,306 shares of common stock, $0.001 par value, (the "Shares") of Viisage Technology, Inc. (the "Company") which may be offered for resale from time to time by those of our current and former directors and officers whom we collectively refer to in this reoffer prospectus as the "Selling Shareholders" and whom we have listed in the Selling Shareholders section of this prospectus. The Selling Shareholders acquired their Shares pursuant to the Company's 2001 Stock in Lieu of Cash Compensation Plan. As of the filing of this reoffer prospectus, the Shares are "restricted securities" under the Securities Act of 1933.

     The resales may occur in transactions on the Nasdaq National Market at prevailing market prices, in block transactions with market makers, or in negotiated transactions. The Company is paying all expenses incurred in registering the Shares under this reoffer prospectus. The Selling Stockholders will pay all selling and other expenses, if any, associated with any resales of the Shares offered pursuant to this reoffer prospectus.

     The Company's common stock is currently traded on the Nasdaq National Market under the symbol "VISG."

     PLEASE CONSIDER CAREFULLY "RISK FACTORS" BEGINNING ON PAGE I-6 OF THIS REOFFER PROSPECTUS.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS REOFFER PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            Viisage Technology, Inc.
                                 30 Porter Road
                                  Littleton, MA 01460
                              Tel. (978) 952-2200


             The date of this reoffer prospectus is July 17, 2001.

                               TABLE OF CONTENTS

                                                                   Page No.
Where You Can Find Additional Information About Viisage              I-3
 Technology, Inc.
Incorporated Documents                                               I-4
The Company                                                          I-5
Risk Factors                                                         I-5
Special Note Regarding Forward-Looking Statements                    I-10
Use of Proceeds                                                      I-10
Selling Stockholders                                                 I-10
Plan of Distribution                                                 I-11
Indemnification of Officers and Directors                            I-13
Legal Matters                                                        I-13

            WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT VIISAGE

     We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act of 1934") and file reports, proxy statements and other information with the Commission. These reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, IL 60661-2511 and 7 World Trade Center, 13th Floor, New York, NY 10048, at prescribed rates. The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission. The address of this website is "http://www.sec.gov." In addition, you may obtain information from the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, our common stock is quoted on the Nasdaq National Market System. Reports, proxy statements, informational statements and other information concerning the Company can be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

          The Company intends to furnish its stockholders with annual reports containing additional financial statements and a report by independent certified public accountants.

     You should only rely on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of this prospectus.

                            INCORPORATED DOCUMENTS

     The Commission allows us to "incorporate by reference" information into this prospectus, which means that we may disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus.

          The documents listed below are incorporated by reference herein: (a) the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000; (b) the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2001; and (c) the Registrant's Registration Statement No. 000-21559 on Form 8-A filed with the Commission pursuant to Section 12 of the Securities and Exchange Act of 1934 on October 15, 1996, together with any and all amendments thereto, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding capital stock.

     All reports and other documents filed by the Company after July 17, 2000 pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of the report or document.

          The Company will provide upon request and without charge to each person to whom a copy of this prospectus has been delivered, copies of any and all documents incorporated by reference. All copies will be delivered without exhibits, unless the exhibits are specifically incorporated by reference into those documents or into this reoffer prospectus. Requests for documents or additional information regarding any of the plans and their administration, should be directed to Sean F. Mack, Vice President, Controller and Treasurer, Viisage Technology, Inc., 30 Porter Road, Littleton, MA 01460. The Company's telephone number is (978) 952-2200.

                                  THE COMPANY

     Viisage is a leader in the emerging field of biometrics technology and in providing digital identification systems and solutions.

     Our identification systems and solutions improve personal convenience and security, deter fraud and reduce identification program costs. We create complete customized solutions by combining our systems integration capabilities, software design capabilities, proprietary software and hardware products, and standard products in the industry. Our turnkey solutions (1) integrate image and data capture, (2) create relational databases, (3) incorporate multiple biometrics, and (4) improve customers' abilities to move and manage information. Customers can apply our technology to:

    . drivers' licenses;
    . voter registration cards;
    . national identification cards;
    . law enforcement and corrections applications;
    . social services applications;
    . facility access control and surveillance; and . personal computer network and internet access security.

     Our primary customers for these products are United States drivers licensing agencies. Since our inception in 1993, we have captured approximately 30% of the domestic driver's license market. Each year, our products facilitate the production of more than 20 million identification documents at about 1,200 locations throughout 14 states and in two foreign countries.

     Our biometrics technology includes our patented facial recognition products used for access control, PC network and internet access security and the real-time large database identification and verification of individuals. Our "Face-in-the-Crowd" products can recognize real-time facial images in a crowd from video and can be used for access control and surveillance. We have current projects for a police surveillance system in Western Europe and for public sector customers in Massachusetts, Wisconsin and Illinois, where we have deployed the world's largest facial recognition database.

     Our principal executive offices are located at 30 Porter Road, Littleton, Massachusetts 01460, our telephone number is (978) 952-2200 and our internet website address on the world wide web is Viisage.com. The contents of our website are not part of this prospectus. In this prospectus, we refer to Viisage Technologies, Inc., a Delaware corporation, as "Viisage," the "Company," "we," "us" and "our".

                                  RISK FACTORS

     Any investment in our common stock involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information contained in this prospectus, before you decide whether to buy our common stock. If any of the following risks actually occur, our business, results of operations and financial condition would likely suffer. In any such case, the market price of our common stock could decline, and you may lose all or part of the money you paid to buy our common stock.

     The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties, including those not presently known to us or that we currently deem immaterial, may also impair our business.

OUR BUSINESS DEPENDS ON LARGE PUBLIC SECTOR CONTRACTS WHICH CAN INVOLVE DELAYS.

     Our business largely depends on a limited number of large public sector contracts. These contracts result from purchasing decisions made by public sector agencies that are often subject to political influence, onerous procurement procedures, budget changes and award protests. These factors can cause delays which make our quarterly results difficult to predict. This can also make our ability to meet analysts' expectations equally uncertain and adversely affect the price of our common stock.

OUR QUARTERLY RESULTS COULD BE VOLATILE AND MAY CAUSE OUR STOCK PRICE TO FLUCTUATE.

     We have experienced fluctuations in our quarterly operating results and expect those fluctuations to continue. Our quarterly results are affected by, among other things, factors such as

   . the size and timing of contract awards;
   . the timing of our contract performance;
   . variations in the mix of our products and services; and . contract losses and changes in management estimates incident to accounting for contracts.

THE LOSS OF ANY SIGNIFICANT CUSTOMER COULD CAUSE OUR REVENUE TO DECLINE.

     For 2000, four customers each accounted for over 10% of our revenues and a total of 58% of our revenues for the year. For 1999, four customers each accounted for over 10% of our revenues and a total of 52% of our revenues for the year. For 1998, three customers each accounted for over 10% of our revenues and a total of 40% of our revenues for the year. The loss of any significant customer could cause our revenue to decline and thus have an adverse material effect on our business and financial condition.

WE HAVE HAD A HISTORY OF LOSSES, BUT ARE CURRENTLY PROFITABLE.

     Our business operations began in 1993 and, except for fiscal years 1996 and 2000, have resulted in net losses from inception through December 31, 2000. At December 31, 2000, we had an accumulated deficit of approximately $13.3 million. We intend to continue to invest in the development of our biometrics technologies and thus we cannot be certain that we will be able to sustain profitability. Further, no assurance can be given that we will not need to raise additional funds through public or private financings.

OUR LEVERAGE CREATES FINANCIAL AND OPERATING RISK THAT COULD LIMIT THE GROWTH OF OUR BUSINESS.

     We have a significant amount of indebtedness. As of December 31, 2000, we had approximately $14.2 million in short and long-term debt, lease financing and subordinated convertible debt. Our leverage could have important consequences to us including:

    . limiting our ability to obtain necessary financing for future working capital;

    . limiting our ability to finance the acquisition of equipment needed to meet customer requirements;

    .  limiting our ability to finance the development of new technologies;

    . requiring that we use a substantial portion of our cash flow from operations for debt service and not other purposes; and

    . requiring us to comply with financial and operating covenants which could cause an event of default under our debt instruments.

     Further, our ability to make principal and interest payments under long-term indebtedness and bank loans will be dependent upon our future performance, which is subject to financial, economic and other factors affecting us, some of which are beyond our control.

WE MAY BE UNABLE TO OBTAIN ADDITIONAL CAPITAL REQUIRED TO FUND OUR OPERATIONS AND FINANCE OUR GROWTH.

     The installation of our digital identification systems requires significant capital expenditures. Although we have been successful in the past in obtaining project financing, we will have ongoing capital needs. If we are unable to obtain additional funds in a timely manner or on acceptable terms, we may not be able to fund our operations or expand our business to meet our plans. In addition, the further development of our biometric and other advanced technologies is expected to require additional capital. If we are unable to obtain capital when we need it, we may have to restructure our business or delay or abandon our development and expansion plans. That could have a material adverse effect on our business and financial condition.

OUR RELIANCE ON SOLE AND SINGLE-SOURCE SUPPLIERS COULD CAUSE DELAYS OR INCREASES IN PROJECT COSTS.

     We rely on outside vendors to manufacture or develop components, software and consumables that are used for our systems and services. Some of these items are obtained from a single supplier or a limited group of suppliers. Our inability to obtain adequate deliveries or alternative sources of supply could cause delays or increases in project costs.

IF OUR TARGET CUSTOMERS DO NOT ACCEPT OUR BIOMETRIC TECHNOLOGIES, OUR GROWTH MAY BE RESTRICTED.

     Our growth plan assumes, in part, that biometric technologies will gain
widespread market acceptance.   Although we have had recent success with several
projects, the widespread market acceptance of biometric technologies remains uncertain.

IF WE FAIL TO KEEP PACE WITH CHANGING TECHNOLOGIES, WE MAY NOT WIN NEW
CUSTOMERS.

     Our market is characterized by rapidly changing customer requirements and evolving industry standards. If we cannot keep pace with these changes, our business could suffer. To achieve our goals, we need to develop cost-effective business solutions and methodologies to keep pace with continuing changes in industry standards and customer preferences.

SYSTEM FAILURES COULD SERIOUSLY DAMAGE OUR BUSINESS.

     We depend on our ability to provide customers with complex systems which can operate on an "as needed" basis. Although we deploy back up systems, system failures could result in increased costs, lower margins, liquidated damage payment obligations and harm to our reputation. This could result in contract terminations and have a material adverse effect on our business and financial results.

WE ARE INFLUENCED BY A SINGLE STOCKHOLDER WHICH COULD RESULT IN IT TAKING ACTIONS WHICH OTHER STOCKHOLDERS DO NOT APPROVE.

     Lau Technologies ("Lau") beneficially owns approximately 40.3% of our outstanding common stock. As a result, Lau has a strong influence on matters requiring approval by our stockholders, including the election of all of the directors and most corporate actions. We have also entered into certain agreements with Lau, including the licensing of technologies and the provision of administrative services and facilities. Under the terms of the license agreements, Lau has reserved the right to use biometric and other technologies in the federal access control field. There can be no assurance that conflicts of interest will not arise out of these contractual arrangements.

COMPETITION FROM NEW ENTRANTS AND BIGGER, MORE ESTABLISHED COMPETITORS WITH GREATER FINANCIAL RESOURCES COULD DIMINISH OUR BUSINESS OPPORTUNITIES AND LIMIT OUR GROWTH.

     The business areas in which we compete are intensely competitive and subject to rapid technological change. We expect competition to continue and intensify. Some of our competitors, notably Polaroid Corporation, have greater financial resources and name recognition than we have. Our competitors may be able to respond more quickly to technological developments and changes in customers' needs.

MISAPPROPRIATION OF OUR INTELLECTUAL PROPERTY COULD HARM OUR REPUTATION, AFFECT OUR COMPETITIVE POSITION AND COST US MONEY.

     We believe our intellectual property, including our proprietary methodologies, is important to our success and competitive position. If we are unable to protect our intellectual property against others' unauthorized use, our reputation among existing and potential customers could be damaged and our competitive position adversely affected.

     Our strategies to deter misappropriation could be undermined in light of the following risks:

 . non-recognition of the proprietary nature of or inadequate protection of our methodologies in the United States or foreign countries;

 .  undetected misappropriation of our proprietary methodologies; and

 .  development of similar software or applications by our competitors.

     The materialization of any of these risks could require us to spend significant amounts to defend our rights and could divert our managerial resources. In addition, our proprietary methodologies may decline in value or our rights to them may be unenforceable.

OTHERS COULD CLAIM THAT WE INFRINGE ON THEIR INTELLECTUAL PROPERTY RIGHTS WHICH MAY RESULT IN SUBSTANTIAL COSTS, DIVERSION OF RESOURCES AND MANAGEMENT ATTENTION, AND HARM TO OUR REPUTATION.

     Although we believe that our products and services do not infringe the intellectual property rights of others, we cannot give any assurances that we can successfully defend an infringement claim. A successful infringement claim against us could materially and adversely affect us in the following ways:

 .  we may be liable for damages and litigation costs, including attorneys' fees;

 .  we may be enjoined from further use of the intellectual property;

 .  we may have to license the intellectual property, incurring licensing fees;

 . we may have to develop a non-infringing alternative, which could be costly and delay projects; and

 . we may have to indemnify clients with respect to losses incurred as a result of our infringement of the intellectual property.

     Regardless of the outcome, an infringement claim could result in substantial costs, diversion of resources and management attention, termination of customer contracts and harm to our reputation.

OUR FAILURE TO MEET NASDAQ NATIONAL MARKET SYSTEM LISTING REQUIREMENTS COULD ADVERSELY AFFECT THE MARKET FOR OUR COMMON STOCK.

     Although our common stock is listed on the Nasdaq National Market System, continued listing on the National Market System is subject to our ability to maintain a $5 million public float, a minimum bid price per share of $1.00, and to satisfy other Nasdaq criteria. If we are unable to satisfy this criteria in the future, we could be required to apply for listing on the Nasdaq SmallCap Market, which may result in less market visibility and thus adversely affect the price of our common stock.

YOU MAY BE SUBJECT TO DILUTION.

     We have outstanding [stock purchase warrants and] stock options that could result in dilution for our common stockholders, depending upon the market price of the Company's common stock from time to time.

YOU SHOULD NOT EXPECT DIVIDENDS FROM US.

     We do not expect to declare or pay any cash dividends in the near future.
                              ___________________

This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described above and elsewhere in this prospectus. We assume no obligation to update any forward-looking statements or reason why actual results might differ.


                                USE OF PROCEEDS

     We will not receive any proceeds from the selling stockholder's sale of shares.


                              SELLING STOCKHOLDERS

     This reoffer prospectus covers the reoffer and resale of shares of common stock acquired by the Selling Stockholders pursuant to our 2001 Stock in Lieu of Compensation Plan or employee benefit plan as that term is defined in Rule 405 of Regulation C under the Securities Act of 1933. The Selling Stockholders are present or former officers or directors of the Company. The Selling Stockholders may resell pursuant to this prospectus up to all of the shares of common stock registered hereby in one or more transactions from time to time as described below under "Plan of Distribution." However, the Selling Stockholders are not obligated to sell any of the shares of common stock offered by this prospectus. The following table sets forth the Selling Stockholders and the amounts of securities available to be resold, whether or not these persons have a present intention to resell such securities.

STOCKHOLDER                NUMBER OF SHARES        TOTAL NUMBER OF               NUMBER OF SHARES TO BE    PERCENTAGE OF COMMON
                            COVERED BY THIS      SHARES BENEFICIALLY               BENEFICIALLY OWNED           STOCK TO BE
                              PROSPECTUS                OWNED                     AFTER COMPLETION OF       BENEFICIALLY OWNED
                                                                                        OFFERING            AFTER COMPLETION OF
                                                                                                                 OFFERING
Denis K. Berube                         47,051              7,392,190                          7,392,190                   44.75%
---------------------------------------------------------------------------------------------------------------------------------
Charles J. Johnson                      47,051                108,074                            108,074             *
---------------------------------------------------------------------------------------------------------------------------------
Charles E. Levine                       47,051                150,765                            150,765             *
---------------------------------------------------------------------------------------------------------------------------------
Harriet Mouchly-Weiss                   47,051                155,040                            155,040             *
---------------------------------------------------------------------------------------------------------------------------------
Peter Nessen                            47,051                161,125                            161,125             *
---------------------------------------------------------------------------------------------------------------------------------
Thomas J. Reilly                        47,051                155,125                            155,125             *
---------------------------------------------------------------------------------------------------------------------------------

* Less than 1%.

                              PLAN OF DISTRIBUTION

     As used in this prospectus, the term "Selling Shareholder" includes donees and pledgees selling shares received from a named Selling Shareholder after the date of this prospectus.

     Each Selling Stockholder may sell his or her shares of common stock for value from time to time under this prospectus in one or more transactions on the Nasdaq National Market, in negotiated transactions, through put or call options transactions relating to the Shares, through short sales of Shares, or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. Selling Stockholders also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule. The Selling Stockholders may effect such transactions by selling the shares of common stock directly to purchasers or to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the shares of common stock for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions).

     Each Selling Stockholder and any broker-dealer that participates in the distribution of the shares of common stock may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. All selling and other expenses incurred by the Selling Stockholders will be borne by the Selling Stockholders. We will pay all other expenses in connection with this offering.

     Because Selling Stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act of 1933.

     Notwithstanding any of the foregoing, the amount of securities to be reoffered or resold by means of this prospectus, by each Selling Stockholder, may not exceed, during any three-month period, the amount specified in Rule 144(e). There is no assurance that the Selling Stockholders will sell all or any portion of the shares of common stock offered hereby.

     Upon the Company being notified by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act of 1933, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s); (ii) the number of shares involved;
(iii) the price at which such shares were sold; (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s); where applicable; (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and (vi) other facts material to the transaction. In addition, upon the Company being notified by a Selling Stockholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this prospectus will be filed.

                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

     As permitted by the Delaware General Corporation Law, as amended (the "DGCL"), the Company's Amended and Restated Certificate of Incorporation provides that the Company's directors shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL as it now exists or as it may be amended. As of the date of this prospectus, the DGCL permits limitations on liability for a director's breach of fiduciary duty other than liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation law, (iii) under Section 174 of the DGCL, or
(iv) for any transaction from which the director derived an improper personal benefit. In addition, the Company's bylaws provide that the Company shall indemnify all directors, officers, employees and agents of the Company for acts performed on behalf of the Company in such capacity to the fullest extent permitted by law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                 LEGAL MATTERS

  The validity of the shares of common stock offered in this prospectus will be passed upon for the Company by Hill & Barlow, a Professional Corporation (the "Firm"). Charles J. Johnson, a member of the Firm, is the Secretary and a former director of the Company. Mr. Johnson owns 66,745 shares of Common Stock and has options to purchase 41,329 shares of the Company's Common Stock. 47,051 shares issued to Mr. Johnson are including in this offering.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

  Item 3.  Incorporation of Documents by Reference.
           ---------------------------------------

  The documents listed below are incorporated by reference herein: (a) the Annual Report on Form 10-K of Viisage Technology, Inc. for the year ended December 31, 2000; (b) the Company's Quarterly Report on Form 10-Q for the quarter ended April 1, 2001; (c) the description of the Company's capital stock contained in its Registration Statement under Section 12(g) of the Securities Exchange Act of 1934 on Form 8-A, filed on October 15, 1996, including any amendment or report filed for the purpose of updating such description. All reports and other documents filed by the Company after the date of this prospectus pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such report or document.

  Item 4.  Description of Securities.
           -------------------------

  Not applicable.

  Item 5.  Interests of Named Experts and Counsel.
           --------------------------------------

  The legality of the Common Stock being offered by this Registration Statement will be passed upon by Hill & Barlow, P.C., (the "Firm"), One International Place, Boston, Massachusetts 02110. Charles J. Johnson, a member of the Firm, is the Secretary and a former director of the Company. Mr. Johnson owns 66,745 shares of Common Stock and has options to purchase 41,329 shares of the Company's Common Stock.

  Item 6.  Indemnification of Directors and Officers.
           -----------------------------------------

  Section 145 of the General Corporation Law of the State of Delaware provides for indemnification of officers and directors subject to certain limitations. The general effect of such law is to empower a corporation to indemnify any of its officers and directors against certain expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with certain actions, suits or proceedings (threatened, pending or completed) if the person to be indemnified acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal actions or proceedings, if he had no reasonable cause to believe his conduct was unlawful. The Company's By-laws provide that it shall indemnify its officers, directors, employees and agents to the extent permitted by law.

  The Company maintains insurance under which the insurers will reimburse the Company for amounts which it has paid to its directors, officers and certain other employees by way of indemnification for claims against such persons in their official capacities. The insurance also covers such persons as to amounts paid by them as a result of claims against them in their official capacities that are not reimbursed by the Company. The insurance is subject to certain limitations and exclusions.

  Item 7.  Exemption from Registration Claimed.
           -----------------------------------

  The shares to be offered and sold under the reoffer prospectus were initially issued by the Company in transactions deemed exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of the Securities Act of 1933 as transactions by an issuer not involving any public offering. The shares were issued for bona fide services rendered to the Company, which services did not involve the sale or offer of securities in a capital raising transaction, and did not involve, directly or indirectly, the promotion of or maintenance of a market for the Company's securities.

  Item 8.  Exhibits.
           --------

  See Exhibit Index.

  Item 9.  Undertakings.
           ------------

  A.  The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a bona fide offering thereof.

  (3) To remove from registration by means of a post-effective registration amendment any of the securities being registered that remain unsold at the termination of the offering.

  B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Littleton, Commonwealth of Massachusetts on

July 13, 2001.

                                    VIISAGE TECHNOLOGY, INC.


                                    By: /s/ Thomas J. Colatosti
                                        -----------------------
                                    Thomas J. Colatosti
                                    President and Chief Executive Officer

                                 EXHIBIT INDEX
                                 -------------


         EXHIBIT                    TITLE                                           METHOD OF FILING
         -------                    ------                                          -----------------
             4.1  Restated Certificate of Incorporation      Filed as an exhibit to the Registrant's Form S-1
                  of Viisage Technology, Inc.                Registration Statement dated November 4, 1996
                                                             (File No. 333-10649).

             4.2  Amended and Restated By-Laws               Incorporated by reference to the Company's Annual Report on
                                                             Form 10-K for the fiscal year ended December 31, 2000.

               5  Opinion of Hill & Barlow, a                                      Filed herewith.
                  Professional Corporation

            23.1  Consent of BDO Seidman, LLP                                      Filed herewith.

            23.2  Consent of Arthur Andersen, LLP                                  Filed herewith.

            23.3  Consent of Hill & Barlow, a                                      Filed herewith.
                  Professional Corporation (included in
                  Exhibit 5)

              24  Power of Attorney (included above).

              99  Viisage Technology, Inc. 2001 Stock in                           Filed herewith.
                  Lieu of Cash Compensation Plan